As filed with the Securities and Exchange Commission on December 23, 2025

Registration No. 333-290255

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHARPS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-3751728
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

105 Maxess Road,

Melville, New York 11747

Telephone: (631) 574-4436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Danner

Executive Chairman

(Principal Executive Officer)

Sharps Technology, Inc.

105 Maxess Road,

Melville, New York 11747

Telephone: (631) 574-4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Jonathan Deblinger, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Tel: (212) 370-1300

Approximate date of commencement proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 23, 2025

$1,000,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of Sharps Technology, Inc. (the “Company,” “we,” “us” or “our”), for total gross proceeds of up to $1,000,000,000:

●	common stock, par value $0.0001 per share (“common stock”);

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions, discounts or options to purchase additional shares to be provided to them will be set forth in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The price to the public of such securities and the net proceeds we expect to receive from such a sale will also be set forth in the prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference, before purchasing any of the securities being offered.

This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of the offering.

Our common stock is listed on the Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “STSS.” The last reported sale price of our common stock on December 22, 2025 was $2.11 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have applied for listing, if anywhere.

An investment in the securities offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 10 of this prospectus and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as the risk factors in our other recently filed quarterly and current reports incorporated by reference herein, and in the relevant prospectus supplements. We urge you to carefully read this prospectus, the applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or any prospectus amendments or supplements, before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, employing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference in this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference in, this prospectus and any applicable prospectus supplement, along with the information contained in any related free writing prospectuses. We have not authorized anyone to provide you with different or additional information.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectuses is accurate only as of the date on the front of such document and any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.

Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual outcomes to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation;

●	the success of our new SOL Treasury Policy;

●	the effects of competition;

●	the volatile and unpredictable changes in the price of SOL;

●	the expected growth of the SOL ecosystem;

●	the availability of opportunities to stake SOL;

●	new or additional governmental regulation;

●	use of proceeds from the sale of shares of our Common Stock under this Prospectus Supplement, if any; and

●	the other factors in described in “Risk Factors” in this Prospectus Supplement and in the “Risk Factors” section of our other SEC filing, including our most recent annual report on Form 10-K.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, data concerning economic conditions, our industry, our markets and our competitive position are based on a variety of sources, including information from third-party industry analysts, publications, surveys and forecasts and our own estimates and research. These data involve a number of assumptions, estimates and limitations. Industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry data used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these data.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and websites. We may make references to our trademarks and service marks, and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to may appear without ® or ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or an endorsement or sponsorship of us by, any other companies. All other trademarks and service marks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” before you decide to invest in our common stock, you should also read the entire prospectus carefully, including “Risk Factors” beginning on page 10, and the financial statements and related notes included or incorporated by reference in this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company,” “Sharps Technology” and “our business” refer to Sharps Technology, Inc.

Company Overview

Sharps Technology, Inc. is a medical device sales and distribution enterprise focused on the marketing and distribution of syringe products and related drug-delivery systems. We previously designed and manufactured a portfolio of conventional and safety syringes for clinical, pharmaceutical, and specialty applications and continues to market certain remaining inventory to hospitals, clinics, healthcare providers, and medical supply organizations in both domestic and international markets. We plan to expand its distribution platform by representing established third-party manufacturers of complementary and synergistic medical products serving a common customer base. Sharps Technology is committed to maintaining compliance with all applicable regulatory and quality standards governing the marketing and distribution of medical devices, including those established by the U.S. Food and Drug Administration (FDA) and comparable international authorities.

On August 23, 2025, we adopted a digital asset treasury strategy focused on accumulating Solana (“SOL”), the native digital asset of the Solana blockchain, leveraging capital markets to raise power on-chain yield generation with the Solana Ecosystem.

Settlement of Outstanding Litigations and Spinoff of Hungarian Subsidiary

On October 6, 2025, we entered into a confidential settlement agreement and release (the “Settlement Agreement”) with Barry Berler, Plastomold Industries Ltd (“Plastomold”), Plasto Design Solutions (“PDS”), Plasto Design Ltd. (“Plasto Design,” and together with Plastomold and PDS as the “Plasto”) and Plasto Technology Group LLC (“Plasto Technology”), whereby the Company, Mr. Berler, Plasto and Plasto Technology have agreed to unconditionally and irrevocably release and discharge each other and their respective representatives from and against any and all claims alleged in the Litigation (the “Settlement”). The Settlement Agreement also provides that neither party’s entry into the Settlement Agreement shall be deemed an admission of fault, responsibility, or liability for any claim alleged in the Litigation. Pursuant to the Settlement Agreement, we entered into definitive agreements, including a bill of sale, assignment and assumption agreement providing for the transfer by us to Plasto Technology of certain assets, and a contract for the transfer of business share providing for the assignment by us to Plasto Technology of all of our right, title and interest in and to the issued and outstanding shares of Safegard Medical Kft, our Hungarian subsidiary. In addition, we executed agreements for the transfer of certain patents and registered trademarks, along with the related goodwill associated therewith

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Our Solana Treasury Strategy

On August 28, upon the closing of our Private Investment in Public Equity Offering (“PIPE”) of approximately $400 million, Our Board has adopted a treasury policy (the “Treasury Policy”), the material terms of which are set forth below, under which the principal holding in our treasury reserve on the balance sheet will be allocated to SOL. Although we reserve the right to accumulating other forms of digital assets in the future, we currently only own SOL, USDC and USDT, with the vast majority of such digital assets being SOL and de minimus amounts of USDC and USDT. Upon the closing of the PIPE, we purchased and continue to hold over 2,000,000 SOL, including staking rewards, representing almost all of the capital raised in that offering. Where we refer to digital assets herein, we are referring to cryptocurrencies and stablecoins. The Board has also established a Board committee comprised of Paul Danner, our Executive Chairman Alice Zhang, our Chief Investment Officer and director, and Andrew Crescenzo, our Chief Financial Officer, to oversight the implementation of our Treasury Policy (the “Treasury Oversight Committee”).

On August 28, 2025, we entered into (i) a consulting agreement (the “Consulting Agreement”) with Sol Edge Limited (the “Consultant”) pursuant to which the Consultant provides consulting and related services with respect to our Treasury Policy and (ii) a strategic advisor agreement (the “Strategic Advisor Agreement”) with Sol Markets, a Cayman Islands exempt company (the “Strategic Advisor”) pursuant to which the Strategic  Advisor provides strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Consultant and the Strategic Advisor are wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. Ms. Zhang’s husband Jason Hu is a senior employee of the Consultant and the Strategic Advisor and has an active role in both engagements. The Consultant has entered into and intends to enter into additional agreements with registered investment advisors and registered commodity pool operators, with the first agreement entered into with Parafi Capital LP.

We currently stake our treasury assets with several SOL validator service providers, see Validator Agreements  below.  For the period of August 28, 2025 through August 27, 2026 we paid the Consultant an upfront annual fee equal to 2.5% of the Company’s total digital assets which was equal to 2.5% of the $400 million of assets held by us on the date we executed the Consulting Agreement. For all future periods, we have agreed to pay the Consultant a monthly fee equal to 2% in the aggregate on amounts up to and including $1,000,000,000 in Account value, 1.75% in the aggregate on amounts above $1,000,000,000 up to and including $1,500,000,000 in Account value, and 1.5% in the aggregate on amounts above $1,500,000,000 in Account value as of such measurement date divided by 12, beginning on August 27, 2026.  We have agreed to pay to the Consultant such fee, at its option, in the form of USDC, USDT, SOL, or some combination thereof.  In addition to the payment terms described above, we have provided the Consultant with our Investment Guidelines, as described below, related to the managing of our digital assets.  The Consultant is subject to certain Investment Guidelines, as approved by the Board and overseen by the Treasury Oversight Committee and are included in our Treasury Policy, the material terms of which are set forth below.

Treasury Policy and Investment Guidelines

We manage our Treasury Policy under the oversight of our Treasury Oversight Committee. The Treasury Policy establishes the parameters, allocation ranges, permitted instruments, and risk controls applicable to all treasury activity. The primary objective of the Treasury Strategy is to maintain controlled long exposure to the SOL ecosystem, which comprises the vast majority of our digital assets, while generating yield through staking and selective use of derivative instruments to manage market risk and/or enhance returns. Profit generation is expected primarily through (i) potential price appreciation of SOL and (ii) protocol-native staking rewards, which are accrued in SOL. We currently utilize native staking platforms that meet internal counterparty and smart-contract risk criteria. No single validator, liquid staking protocol, or staking counterparty may exceed 49% of total staked assets, and we will not employ leverage without explicit Board approval. The Treasury Policy provides that the Board has ultimate oversight of our Treasury Policy, but has delegated authority to the Treasury Oversight Committee to oversee the day-to-day operations of the Treasury Policy carried out by our CIO, subject to certain dollar amounts and percentage restrictions. If the CIO wishes to exceed the thresholds set for the CIO, they need the approval of the Treasury Oversight Committee and if the Treasury Oversight Committee wishes to exceed the thresholds set for the Treasury Oversight Committee, they need the approval of the Board. Similarly, the CIO has oversight of the Consultant and the Investment Guidelines set forth in the Consulting Agreement provide for certain dollar amounts and percentage restrictions on actions permitted to be taken by the Consultant, and if the Consultant wishes to exceed such thresholds, they need the approval of the CIO.

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The Treasury Policy and Investment Guidelines, amongst other provisions, provide for the following:

●	Limiting derivative usage through qualified custodians or regulated counterparties. Derivative instruments (including SOL calls, puts, or total return swaps) to be utilized solely for two permitted purposes: (i) portfolio hedging of SOL market risk and (ii) strategic exposure management where such instruments enhance yield or liquidity efficiency.

●	Limiting derivative transactions to pre-approved instruments and counterparties.

●	Limiting our total investible assets (a) the combined exposure to SOL and SOL-related instruments (including native and liquid staking), (b) the amount of cash or USD stablecoin reserves for settlement and liquidity management (outside of operating cash needs of any operating businesses under the company), (c) the derivative exposure (hedging or yield enhancement)

●	Limiting the acceptance of in-kind SOL investments and any funding other than U.S. dollars, stablecoins or liquid SOL.

●	Ensuring that only SOL pairs with sufficient daily trading volume are permitted.

●	Ensuring that the aggregate exposure to any single validator, liquid staking platform, or protocol smart contract shall not exceed a certain percentage of total staked assets.

●	Ensuring the daily net purchases or sales capped at a certain percentage of SOL average daily volume (ADV).

●	Ensuring amount of margin exposure.

●	Ensuring that the aggregate exposure to any single counterparty, custodian, or protocol shall not exceed a certain percentage of NAV (excluding SOL staking diversification described above).

Currently our Treasury Policy is primarily dedicated to SOL, and other than our holdings in USDT and USDC described above, we do not intend to allocate a significant portion of our treasury assets to other digital assets in the near term. As a result, our assets are highly concentrated in a single digital asset. Adverse developments specific to SOL, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations.

In addition to our medical device sales and distribution enterprise and management of its SOL treasury, we have recently begun to explore strategic acquisitions and/or investments globally. To this goal, we have hired a Head of Innovation and the first members of its engineering team to help analyze these opportunities and develop its own digital products. We have been and will continue to prioritize long term growth with regards to its treasury management strategy, potentially using proceeds from the sale of SOL to fund its expansion plans described above.

We hedge our SOL holdings with a mix of call options, put options as well as other derivatives via total return swaps.

Our Treasury Policy is intended to bring value to our stockholders through the following:

●	utilizing intelligent capital markets issuances, including the issuance of both equity and convertible debt, where we may issue capital for the benefit of stockholders to purchase and hold more SOL;

●	staking the majority of the SOL in our treasury to earn a staking yield and turn the treasury into a productive asset;

●	purchasing locked SOL at a discount to the current spot price; and

●	selling our SOL holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to repurchase shares of our Common Stock when our Board believes such repurchases will result in accretive value creation for our stockholders and at such times when it is legally permissible to do so.

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We believe that SOL is the fastest and most used public blockchain in the world, processing more transactions and generating more onchain fee revenue than all other blockchains combined.

There can be no assurance that the value of SOL will increase, and investors should carefully consider the risks associated with digital assets.

Cryptocurrencies that are part of Blockchain economies

A cryptocurrency is a type of digital asset that exists on a particular blockchain and can be moved from one party to another party on that blockchain. Cryptocurrencies that comprise part of a blockchain economy or blockchain platform, typically have more functionality than a payment currency. Blockchain economies or platforms permit the use of the cryptocurrency to create other digital assets or tokens, run decentralized applications on the blockchain platform, and build various types of functionality and features on the blockchain platform. Examples of cryptocurrencies that are part of blockchain economies include SOL, Ether and, EOS. Cryptocurrencies that are part of a blockchain are inherently more risky than stablecoins, but still relatively safer than other newer and untested forms of cryptocurrencies. Risks of cryptocurrencies such as SOL involve numerous factors such as market risks and technological risks, see “Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies.”

Stablecoins

Many of the blockchain applications on large blockchain networks involve the use of “stablecoins,” which are designed to maintain a constant price related to or based on some other asset or traditional currency because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. In July 2025, the U.S. President signed into law the “GENIUS Act,” which establishes a federal framework for “payment stablecoins,” treating them as payment systems, not securities, and mandating fiat-backed reserves, monthly disclosures, anti-money laundering safeguards, and similar measures. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms, and their use as an alternative to digital assets such as bitcoin and SOL could expand further as rules are promulgated under the GENIUS Act. Given that stablecoins, such as the type we own, USDT and USDC, are pegged to the U.S. dollar, they are typically a safer and less volatile cryptocurrency than other types, such as SOL. However, as with all forms of cryptocurrencies there still remains risk with respect to stablecoins, see “Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies.”

Treasury Strategy

Our Treasury Strategy is anchored in maintaining strategic long exposure to SOL, which may comprise up the vast majority of our of treasury assets under the approved allocation ranges. Profit generation is expected primarily through (i) potential price appreciation of SOL and (ii) protocol-native staking rewards, which are accrued in SOL. We utilize both native staking and qualified liquid staking platforms that meet internal counterparty and smart-contract risk criteria. No single validator, liquid staking protocol, or staking counterparty may exceed 49% of total staked assets, and the Company does not employ leverage or permit the rehypothecation of SOL without explicit Board approval. The key components of our Treasury Strategy include the following:

●	Staking Income - Staking rewards are a recurring source of yield and represent a significant component of expected treasury income. We delegate SOL to a diversified set of approved validators and liquid staking protocols, emphasizing operator quality, geographic dispersion, and infrastructure resiliency. Staking rewards increase the our SOL holdings and therefore compound the long-term exposure to the underlying asset.

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●	Use of Derivative Instruments - We may utilize SOL-related derivative instruments, including exchange-traded or over-the-counter call options, put options, and total return swaps, solely for (i) hedging SOL market risk and (ii) strategic yield enhancement or exposure management. Derivative exposure is generally limited to 10% of the portfolio, and no single derivative transaction or counterparty exposure may exceed established notional thresholds without Treasury Oversight Committee approval. All derivative transactions are executed only through regulated or otherwise qualified custodians and counterparties and require documented trade rationales, including their expected economic and risk impact. We do not use derivatives for speculative purposes or to obtain synthetic leverage.
●	Liquidity and Portfolio Construction - We may hold up to 20% of our treasury assets in cash or USD-denominated stablecoins to support liquidity, settlement requirements, and volatility management. All trading activity is executed only through approved venues that meet internal compliance standards, and daily net purchase or sale activity is limited to no more than 20% of SOL average daily trading volume to mitigate market-impact risk. We may reallocate to cash or other highly liquid instruments, including U.S. Treasury securities or certain other types of vehicles, at the discretion of the Chief Investment Officer when warranted by market conditions.
●	Risk Management and Operational Controls – Risk management is embedded throughout our Treasury Strategy. We impose strict concentration limits on counterparties, custodians, derivative exposures, and staking platforms, with no single exposure generally permitted to exceed 49% of net asset value. All custody relationships are structured to provide read-only data access, dual-authorization withdrawal controls, and whitelisted addresses for outbound transfers. We receive daily or monthly holdings data from our custodians, and these reports are reconciled through internal net asset value systems to ensure completeness and accuracy.
●	Expected Profit Generation - We expect to generate profit from a combination of (i) long-term appreciation of SOL held in the treasury, (ii) ongoing staking rewards earned through native and liquid staking, and (iii) incremental yield and risk mitigation achieved through permitted derivative strategies. We believe that these activities, conducted within the prescribed governance and risk limits, support its objective of producing sustainable, risk-adjusted returns while maintaining a conservative operational posture.

How We Earn Staking Rewards

We intend to stake up to 95% of our total SOL holdings, and will utilize the remaining unstaked SOL primarily for liquidity management, potential validator operations and as collateral for any margin loans or future lending agreements To earn staking rewards, we intend to delegate our SOL to third parties via Solana’s in-protocol delegation system while keeping the SOL held by third party custodians. This means we deposit our SOL into a stake account, which is then delegated to a validator’s vote account. We stake to validators who are integrated into our qualified custodians’ platforms, allowing us to stake SOL to validators directly from our custody accounts. This also permits us to maintain that the keys that can move our SOL are still controlled by the custodians we have engaged. See “Use of Custodians and Storage of Sol.” Of the validators integrated into our qualified custodians, our team is staking to those who, in our opinion, have demonstrated a track record of high performance, high yield generation, and attractive delegator economics. We use multiple validators to seek to maximize the return on our SOL treasury and to mitigate the risk of having only one or two validators for our treasury staking. All of our locked SOL is staked with Bitgo’s validator, which is one of our qualified custodians (see Use of Custodians and Storage of SOL). We mitigate concentration risk by ensuring that no validator has over 49% of our SOL holdings staked with them with the caveat that should our total SOL holdings decrease our locked SOL staked with Bitgo’s validator may go above this threshold given that the locked SOL cannot be unstaked or moved until it is unlocked. Locked SOL unlocks are released to us on a monthly basis by Bitgo based on a pre-determined release schedule. The agreements with our staking providers provide that we will pay a fee equal to between 0%-4% of the rewards generated by the SOL staked to such provider. The agreements direct the staking providers to include our SOL, once received, in their delegated staking pool, with the providers having no discretion as to movement or re-hypothecation of our SOL. We maintain possession and control of the staked SOL at all times and can choose when to exit the staking amount. We have the ability to terminate the agreement with the staking providers at any time. There are no minimum staking amounts with any of the staking providers and no minimum promised duration to stake with the providers. We recently entered into an agreement with one staking provider to create a “STSS” branded whitelabel validator. This provider is charging a 4% commission on staking rewards earned by the validator and charged on a per-epoch basis.

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How We Manage Liquidity

We acknowledge that during the deactivation period, staked SOL is not earning rewards and is not yet liquid. We factor this into our liquidity and risk management framework.

Our staking program involves a temporary loss of transferability of staked SOL during the “deactivation” or cooldown period. Under normal conditions, we expect to regain complete control over un-staked SOL within approximately 48 hours; however, network conditions could extend this period. To mitigate liquidity risk, we intend to maintain a portion of our treasury in un-staked SOL and cash to meet short-term obligations. Our use of SOL options may involve margin requirements or collateral posting, which could reduce available liquidity. Option premiums paid or received may also create volatility in our near-term cash flows. A certain portion of our holdings is comprised of SOL that is programmatically locked by the FTX estate. As such the release of such locked SOL is outside our control.

Use of Custodians and Storage of SOL

We solely utilize third-party qualified custodians to hold our SOL, other than the portion of our SOL held through a single non-qualified custodian, as set forth below. As of the date hereof, we utilize Bitgo Trust Company, Inc., a South Dakota corporation (“Bitgo”), Anchorage Digital Bank N.A. (“Anchorage”), FalconX Foxtrot Pte. Ltd. (“FalconX”) and Coinbase, Inc. (“Coinbase”), as the custodians of our digital assets, none of which hold over 40% of such assets. We do not self-custody our SOL. We use qualified custodians that utilize risk management and operational best practices related to hot vs. cold storage, access controls, custody technology and insurance, among other practices. We are in the process of onboarding with other qualified custodians to ensure that we mitigate our SOL treasury risk through the use of addtional qualified custodians.

Our primary custodians generally maintain the majority of their custodied SOL holdings in cold storage (>95%), with hot wallets used only for limited operational purposes. Custodians employ SOC 2–audited security controls, geographic redundancy, multi-person approval processes, and conduct key-generation ceremonies in offline, secure facilities. Private keys are never exposed to networked devices. Custodians maintain insurance coverage with respect to the custodial accounts. Our custody agreements typically have terms of one to three years, may be terminated on 30 days’ notice, and include fees for storage and transactions. Our qualified custodians do not rehypothecate or otherwise use our SOL.

On August 19, 2025, our wholly-owned subsidiary, Sol Equity Limited, a Cayman Islands exempt company (“Sol Equity”) entered into a Custodial Services Agreement with BitGo (the “BitGo Agreement”) to hold our digital assets. The term of the BitGo Agreement is for one year with successive one-year renewals unless prior notice of non-renewal is given by either party. We pay BitGo a monthly digital asset storage fee based upon the market value of the assets in storage. The BitGo Agreement is terminable by either us or BitGo on thirty days’ notice as a result of a breach of the BitGo Agreement and may be suspended by BitGo if we violate the intended use of the account or due to a change in the applicable law, litigation or bankruptcy. The Bitgo Agreement provides that Bitgo shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the custodial services provided thereunder.

On August 21, 2025, Sol Equity entered into a Master Custody Services Agreement with Anchorage (the “Anchorage Agreement”) to hold our digital assets. The term of the Anchorage Agreement is for one year with a one-year renewal. We pay Anchorage a monthly custody fee based upon the market value of the assets in custody. The Anchorage Agreement is silent with respect to insurance coverage of the custodial assets.

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On August 19, 2025, Sol Equity entered into a Custody Agreement with FalconX (the “FalconX Agreement”) to hold our digital assets. The FalconX Agreement terminable at will by either us or FalconX upon 90 days notice. We pay FalconX an annual custody fee based upon the market value of the assets in custody and a percentage of staking rewards The FalconX Agreement is terminable by FalconX if we violate the intended use of the account or a material breach. The FalconX Agreement provides that FalconX’s compensation framework for the custodial assets is supported by insurance policies and that the insurance covers specific incidents and claims ate process in accordance with the insurer’s terms.

On September 24, 2025, Sol Equity entered into a Prime Broker Agreement with Coinbase (the “Coinbase Agreement”). The Coinbase Agreement is terminable at will by either the us or Coinbase upon 30 days notice.  We pay Coinbase a fixed rate, inclusive of Coinbase’s commission for each executed order Coinbase may terminate, restrict or suspended the Coinbase Agreement upon an event of default by us. Coinbase may also close the Company’s account if it has been inactive for more than one year. The Coinbase Agreement provides that Coinbase shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the custodial services provided thereunder.

As these custodial agreements do not set forth the specific amounts of insurance coverage, some of our digital assets may not be subject to coverage if any of the custodian’s coverage is too low. See “If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our SOL, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our SOL and our financial condition and results of operations could be materially adversely affected.”

Use of DeFi Protocols

We may from time to time interact with decentralized finance (“DeFi”) protocols, either directly or indirectly through staking, validator operations, custody arrangements, or liquidity management activities. DeFi protocols generally rely on open-source smart contracts deployed on public blockchains, including SOL. While these smart contracts are intended to operate automatically according to their code, they may contain coding errors, vulnerabilities, or design flaws that can be exploited.

SOL - The Token of the Solana Blockchain

SOL is the native token of the Solana blockchain. SOL was created with an initial supply of 500 million SOL, though much of the initial supply was locked or earmarked for various use cases including the community, the foundation and investors. New SOL are brought into existence primarily through inflationary rewards distributed to validators and delegators. The SOL staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value. Inflationary rewards started out at 8.0%, and are currently 4.3%, and will fall 15% every epoch-year until they reach a long-term floor of 1.5%. Unlock schedules applicable to these allocations may periodically increase circulating supply, creating potential selling pressure and adversely affecting the price of SOL. Historically, 50% of all transaction fees were burned (with the other 50% going to the validator), but now all transaction fees go to the validator after the passage and adoption of the Solana Improvement Document 96.

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How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism. In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain. Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards. Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time. In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers. Solana’s proof-of-history gives validators a notion of time and allows them to produce blocks without requiring the network to first agree upon the current block, resulting in speed advantages. Further, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and take advantage of future hardware improvements resulting from increased CPU core counts. In addition, Solana is optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, positioning it well along the Blockchain Trilemma.

While Solana Labs and the Solana Foundation have played important roles in the development of the Solana ecosystem, no single entity owns or controls the Solana network. However, concentration of influence in these entities, particularly in early-stage protocol governance, presents risks that investors should consider.

The Solana Ecosystem

Solana’s performance and technical capabilities enable many use cases from DeFi to decentralized physical infrastructure networks, AI agents, social media, gaming, stablecoins, real-world assets, among others. We believe Solana is advantaged by best-in-class technology and strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.

Regulations

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our SOL strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The Commodities Futures Trading Commission (the “CFTC”) takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

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In addition, because transactions in SOL provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of SOL and SOL platforms, and there is the possibility that law enforcement agencies could close SOL platforms or other SOL-related infrastructure with little or no notice and prevent users from accessing or retrieving SOL held via such platforms or infrastructure.

As noted above, activities involving SOL and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope The laws and regulations applicable to SOL and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Controlled Equity Offering

On September 2, 2025, we entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with each of Cantor Fitzgerald & Co. (“Cantor”) and Aegis Capital Corp. (“Aegis”) (each, an “Agent” and together, the “Agents”), pursuant to which we, from time to time, at its option may offer and sell shares (the “ATM Shares”) of its Common Stock, to or through Cantor, acting as principal and/or the sole designated sales agent having an aggregate sales price of up to $236,605,575 (the “ATM Offering”). Subject to the terms and conditions of the Sales Agreement, Cantor will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ATM Shares from time to time, based upon our instructions. We have provided the Agents with customary indemnification and contribution rights in favor of the Agents, and the Agents will be entitled to a commission of 3.0% of the gross proceeds from each sale of the ATM Shares pursuant to the Sales Agreement. Sales of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or by any other method permitted by law. We have no obligation to sell any of the ATM Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

The Common Stock to be sold under the Sales Agreement, if any, will be issued and sold pursuant to our shelf registration statement on Form S-3 (File No. 333-274146), which was filed with the SEC on August 22, 2023, as amended on August 29, 2023 and declared effective by the SEC on September 5, 2023 and a registration statement on Form S-3 (File No. 333-289980) filed pursuant to Rule 462(b) under the Securities Act for the purpose of registering additional securities available to be sold under the registration statement on Form S-3 (File No. 333-274146) (collectively, the “Registration Statement”), including a base prospectus as part of the Registration Statement, and a prospectus supplement dated September 2, 2025 relating to the offer and sale of the ATM Shares pursuant to the Sales Agreement.

Share Repurchase Program

On October 2, 2025, our Board approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $100,000,000 of our outstanding shares of common stock. The 2025 Repurchase Program enables us to repurchase its shares in the open market and in negotiated transactions. The Repurchase Program does not obligate us to repurchase shares of Common stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations, and other factors. In connection with the 2025 Repurchase Program, on October 6, 2025, we entered into an Open Market Share Repurchase Agreement (the “Repurchase Agreement”) with Cantor Fitzgerald & Co. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of us to repurchase shares of Common Stock in the open market pursuant to Rule 10b-18 of the Securities Exchange Act of 1934. The Repurchase Agreement will continue in effect until terminated by either us or the Broker, with or without cause, upon written notice to the other party. We will pay Broker a commission at a rate of $0.02 for each share of Common Stock repurchased pursuant to the Repurchase Agreement.

Corporate Information

We were incorporated in the State of Wyoming on December 16, 2017. On March 22, 2022, we reincorporated as a Nevada corporation. Our principal business address is 105 Maxess Road, Melville, New York 11747. We maintain our corporate website atsharpstechnology.com. The reference to our website is an inactive textual reference only. We make available free of charge on or through our website certain documents, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file with or otherwise furnish it to the SEC. Information on or accessed through our website or the SEC’s website is not incorporated into this Offering Circular.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors included in our 2024 Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the prospectus, together with any applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or such prospectus supplements. You should also carefully consider other information contained or incorporated by reference in this prospectus or any applicable prospectus supplements, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplements and our other filings with the SEC incorporated by reference in this prospectus and such prospectus supplements are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial could also adversely affect us. If any of risks we describe occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose some or all of your investment. Please also carefully consider the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Ownership of Our Common Stock

The price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new SOL Treasury Policy, we expect to see additional volatility.

As a result of this volatility, you may not be able to sell your Common Stock. The market price for our Common Stock may be influenced by many factors, including:

●	our SOL Treasury Policy;

●	the success of competitive products, services or technologies;

●	regulatory or legal developments in the United States and other countries;

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us; and

●	general economic, industry and market conditions.

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Our financial results and the market price of our Common Stock may be affected by the prices of SOL.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in SOL. As of the date of this prospectus, we hold over 2,000,000 SOL, including staking rewards. The price of SOL has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as SOL, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of SOL. In addition, because our Treasury Policy is currently primarily concentrated in SOL, adverse developments specific to Solana, including protocol-level failures, governance decisions, validator network instability, or ecosystem contraction, could disproportionately impact our financial condition.

Any decrease in the fair value of SOL below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our Common Stock. In addition, the application of generally accepted accounting principles in the United States, with respect to SOL, may change in the future and could have a material adverse effect on our financial results and the market price of our Common Stock.

In addition, if investors view the value of our Common Stock as dependent upon or linked to the value or change in the value of our SOL holdings, the price of SOL may significantly influence the market price of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business, including our SOL Treasury Policy. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies

The further development and acceptance of Solana and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Solana and other cryptocurrency networks may adversely affect an investment in us.

Cryptocurrency networks and chains are a new and rapidly evolving industry of which Solana is a prominent, but not unique, part. The growth of Solana and the cryptocurrency industry is subject to a high degree of uncertainty. The factors affecting the further development of Solana and the cryptocurrency industry include:

●	continued worldwide growth in the adoption and use of SOL and other cryptocurrencies, including those competitive with SOL;
●	government and quasi-government regulation of SOL and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of Solana or similar cryptocurrency systems;

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●	the maintenance and development of the open-source software protocol of Solana;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of Solana and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that Solana or the service providers necessary to accommodate it will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of Solana.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

The digital asset trading platforms through which SOL and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of SOL for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring SOL from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of SOL and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact our ability to determine the value of our cryptocurrency holdings.

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We have recently adopted a digital asset treasury strategy with a focus on SOL, and we may be unable to successfully implement this new strategy.

We have recently adopted our Treasury Policy primarily dedicated to SOL, including potential investments in SOL, including through staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate SOL-related activities at the scale or profitability currently anticipated. Solana operates with a proof-of-stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support SOL and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards SOL could have a material adverse effect on our business and financial condition.

Our shift towards a SOL-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a SOL-focused strategy, including staking and other decentralized finance activities, exposes us to significant operational risks. SOL’s proof-of-stake consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the SOL ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our SOL strategy, prevent us from realizing positive returns and severely hurt our financial condition.

Our concentration in a single digital asset exposes us to unique liquidity risks that may prevent us from converting SOL into fiat currency or other assets when desired, particularly during periods of market stress.

Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our SOL holdings at prevailing quoted prices—or at all—without significantly affecting the market price of SOL. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in us.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in us. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in us.

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Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Solana network and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies could quickly collapse, and an investment in our Common Stock may be adversely affected.

Technical shortcomings or defects in the Solana network, including changes to its validator structure, governance model, or core software, could diminish the utility and value of SOL and harm our business.

The Solana network is a public, open-source blockchain protocol that is not under our control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, node operators, and other ecosystem participants. If the Solana network experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, market confidence in SOL could be severely undermined. Similarly, decisions by influential validators to adopt protocol changes, modify transaction-fee structures, or alter burn practices or network governance could adversely affect SOL’s economics and, therefore, the value of our holdings.

If validators exit the Solana network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make Solana more vulnerable to a malicious actor obtaining control of a large percentage of staked SOL, which might enable them to manipulate the Solana network by censoring or manipulating specific transactions. If the Solana network suffers such an attack, the price of SOL could be negatively affected, and a loss of confidence in the Solana network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana network may adversely affect an investment in the Common Stock.

We face risks relating to the potential compromise of the Solana network and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of Solana and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. SOL and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to Solana and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning SOL and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the Solana network.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting SOL and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the Solana and other cryptocurrencies’ ecosystems.

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There can be no assurance that SOL and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the Solana and other cryptocurrencies’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of SOL and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Common Stock.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Digital asset trading markets, including the Solana network, are relatively new, largely unregulated, and, at times, subject to limited liquidity. As a result, trading activity on or reported by these digital asset trading platforms, including SOL, is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform. The digital asset markets may also be experiencing a bubble or may experience a bubble in the future, which may undermine confidence and affect liquidity of the digital asset markets. A rapid decrease in the price of SOL—whether as a result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any SOL we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and could have a material adverse effect on the value of our Common Stock that may result in the loss of all or substantially all of its value.

Our management may invest or otherwise use the proceeds of any offering by us in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by us and could use the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. SOL does not pay interest, but staking rewards can be earned on SOL.

If we lose key personnel, including our Chief Investment Officer, Consultant and Strategic Advisor, or if we fail to recruit additional highly skilled personnel, our ability to operate and manage our digital asset treasury strategy will be impaired.

Our ability to operate and manage our digital asset treasury strategy depends upon our ability to attract and retain highly qualified personnel, including our Chief Investment Officer and members of our executive team, and other key personnel, including the Consultant and Strategic Advisor. The loss of the services of any of our executive officers, key employees, and the Consultant and Strategic Advisor, and our inability to find suitable replacements, could result in significant disruption in our operations and management of our digital assets.

Despite our efforts to retain valuable members of our management, employees and consultants, such key personnel may terminate their employment with us on short notice. Although we have agreements with our key employees and consultants, these agreements provide for at-will employment, which means that any of our employees or consultants could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on any of our employees or consultants.

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Conflicts of interest may arise with our Consultant and Strategic Advisor that may adversely affect our operations.

Sol Edge Limited, our Consultant, and Sol Markets, our Strategic Advisor, are each a related party and both wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. Ms. Zhang’s husband Jason Hu is a senior member of the team at the Consultant that manages our digital assets. Additionally, each of Ms. Zhang, Paul Danner, our Executive Chairman, and Andrew Crescenzo, our Chief Financial Officer, will sit on our Treasury Oversight Committee. The Treasury Oversight Committee has direct oversight over the Consultant and Strategic Advisor. The Consultant and Strategic Advisor will each have a material influence on the operation and management of our digital asset treasury strategy by providing consulting and related services to us with respect to our Treasury Policy and strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector, respectively.

We may not negotiate or enforce contractual terms as aggressively with our Consultant and our Strategic Advisor as we might with an unrelated party, and the commercial terms of our agreements may be less favorable than we might obtain in negotiations with third parties. If our business dealings with our Consultant and our Strategic Advisor are not as favorable to us as arms-length transactions, our results of operations may be harmed.

Furthermore, our Strategic Advisor has received warrants to purchase shares of our Common Stock. This equity interest may also create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of us or our stockholders. There is no assurance that such conflicts will be resolved in our favor, and any failure to manage these conflicts could adversely affect our business, financial condition, and reputation.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain our Treasury Policy may be compromised.

Our strategy contemplates the discretionary purchase of SOL and related yield-generating instruments. The capital required to acquire, stake, and actively manage SOL may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

Our SOL holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our SOL at favorable prices or at all. Further, SOL we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Although our qualified custodians segregate our assets and do not rehypothecate client holdings, SOL maintained at non-qualified venues may be subject to rehypothecation or counterparty credit risk. The failure of such venues could result in partial or total loss of assets held there. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered SOL or otherwise generate funds using our SOL holdings, including in particular during times of market instability or when the price of SOL has declined significantly. In addition, a certain portion of our SOL are under a programmatic lockup from the FTX estate, and we may continue to acquire locked SOL at a discount to market prices of unlocked SOL in order to generate value for stockholders. These locked SOL are significantly less liquid than cash and our unlocked SOL holdings. If we are unable to sell our locked or unlocked SOL, enter into additional capital raising transactions using locked or unlocked SOL as collateral, or otherwise generate funds using our locked or unlocked SOL holdings, or if we are forced to sell our locked or unlocked SOL at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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Our Staking Program involves a temporary loss of Transferability of Staked SOL during the “deactivation” or Cooldown Period.

We acknowledge that during the deactivation period, as described below, staked SOL is not earning rewards and is not yet liquid. The “deactivation” or cooldown period is such period when we chose to stop staking our SOL and during such period there is a loss of transferability of staked SOL. Under normal conditions, we expect to regain complete control over un-staked SOL within approximately 48 hours; however, network conditions could extend this period. As such, we are unable to adjust to market conditions, including being able to sell such SOL during such period. To mitigate liquidity risk, we intend to maintain a portion of our treasury in un-staked SOL and cash to meet short-term obligations.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As SOL and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of SOL, The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SOL or the ability of individuals or institutions such as us to own or transfer SOL.

If SOL is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a our SOL Treasury Policy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Future regulatory developments regarding the treatment of digital assets, staking rewards, or digital asset treasury strategies for U.S. federal, state, or international tax purposes could materially affect the way we account for, recognize, and report our SOL holdings and related income.

Regulatory change reclassifying SOL as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and could adversely affect the market price of SOL and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While the SEC has not stated a view as to whether SOL is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that SOL is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in SOL exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If SOL is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of SOL as a percentage of our total assets. These steps may include, among others, selling SOL that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our SOL at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If SOL is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock.

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We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our SOL strategy, our use of leverage, the manner in which our SOL is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board, no stockholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our SOL holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding SOL, See “Use of Proceeds.”

We rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of SOL. Any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement our Treasury Policy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our SOL holdings or the yield we expect to generate from staking or other on-chain activities. In addition, concentrated holdings of SOL by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of SOL held on our behalf could have a material adverse effect on our financial condition and results of operations.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our SOL, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our SOL and our financial condition and results of operations could be materially adversely affected.

Substantially all of the SOL we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our SOL. SOL and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Solana ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our SOL in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our SOL;

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●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Our custodians currently maintain insurance coverage over the digital assets that they are custodying, including our digital asset holdings, however those insurance coverages may not cover losses arising from cyberattacks, operational failures, or insolvencies at custodians or execution venues or may not have enough coverage to cover the amount of our digital assets held by them. We do not independently maintain our own insurance coverage over our digital asset holdings.

Our Treasury Policy also contemplates the use of DeFi protocols which exposes us to unique risks, including:

●	Vulnerabilities or flaws in a smart contract could allow attackers to drain assets, prevent us from accessing our holdings, or manipulate protocol operations. Once deployed, smart contracts are difficult to amend, and in many cases cannot be modified at all without widespread validator or governance consensus.

●	DeFi protocols, wallets, and bridges have been frequent targets of sophisticated cyberattacks, including flash-loan attacks, cross-chain bridge exploits, and private key compromises. Losses from such incidents are often immediate, irreversible, and may not be covered by insurance or contractual recourse.

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●	The legal and regulatory treatment of DeFi remains highly uncertain. Regulators could impose restrictions or obligations on participants or on protocols themselves, which could adversely affect our ability to use such platforms or the value of assets held in them.

●	DeFi protocols are governed by decentralized communities through on-chain voting mechanisms, which may be subject to capture by a small number of participants. Protocol governance decisions could adversely affect our ability to use or recover assets. Additionally, protocols may change rules, fees, or parameters without advance notice.

If we or our counterparties suffer losses as a result of DeFi protocol failures, hacks, or exploits, we may be unable to recover some or all of our assets. Such an event could materially and adversely affect our business, financial condition, and the market price of our Common Stock.

As of the date of this prospectus we have not engaged a significant portion of our assets with DeFi protocols yet.

We face other risks related to our SOL treasury reserve business model.

Our SOL treasury reserve business model exposes us to various risks, including the following:

●	SOL and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our SOL strategy subjects us to enhanced regulatory oversight;

●	regulatory changes could impact our ability to stake on validators or receive rewards;

●	regulatory scrutiny of our activities may increase, potentially limiting our operations;

●	potential litigation risks exist related to smart contract vulnerabilities, or our business activities;

●	uncertainty around SOL’s regulatory status may impact our ability to list on certain exchanges;

●	changes in political administration may not guarantee a favorable regulatory environment for SOL;

●	future SEC actions or court decisions could retroactively classify SOL as a security, potentially leading to penalties or forced unwinding of transactions;

●	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements;

●	our use of call and put options on SOL exposes us to derivative-specific risks, including potential leverage effects, counterparty default risk, valuation and liquidity challenges, and the possibility that option strategies may not effectively hedge downside risk or may limit upside participation;

●	our SOL staking rewards depend on validator selection and performance; poor validator performance could reduce rewards;

●	concentration of influence by the Solana Foundation or Solana Labs could impact protocol governance in ways that are adverse to us.

●	market instability or liquidity freezes could prevent us from liquidating SOL or using it as collateral when needed.

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Risks Related to Our Use of Derivatives on SOL

We utilize call options and put options on SOL as part of our treasury reserve strategy. These derivatives are intended to (i) hedge downside exposure to SOL price volatility and (ii) accelerate our accumulation of SOL in a capital-efficient manner. While these option strategies may enhance our risk-adjusted returns, they expose us to additional risks, including the following:

●	Most SOL options are traded over-the-counter or on non-qualified crypto venues. If a counterparty fails to perform on its obligations, we may be unable to realize gains, recover premiums, or receive delivery of SOL, potentially resulting in a total loss of value associated with the position.

●	Options can introduce effective leverage, amplifying gains but also magnifying losses. We may be required to post collateral or margin, which could reduce liquidity available for our operations. Option contracts may also be illiquid, particularly during periods of market stress, making it difficult to exit or adjust positions.

●	While put options may provide downside protection and call options may accelerate accumulation, there is no guarantee these strategies will be effective. Options may expire worthless, may not move in correlation with SOL spot prices, or may limit upside gains.

●	Option valuations are sensitive to assumptions about implied volatility, time to maturity, and counterparty pricing. These variables may fluctuate significantly, resulting in mark-to-market losses or earnings volatility.

●	The regulatory treatment of SOL derivatives remains uncertain. Future guidance could limit our ability to continue using derivatives or require us to account for them in a manner that increases earnings volatility.

Any of these risks could materially and adversely affect the value of our SOL treasury, our financial condition, and the market price of our Common Stock.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

●	debt repayment;
●	repurchases of shares of our common stock;
●	working capital;
●	capital expenditures; and/or
●	the pursuit of our SOL Treasury Policy, including the purchase of additional SOL.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our securities. The following description is not complete and may not contain all the information you should consider before investing in our securities. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our amended articles of incorporation, referred to herein as our charter, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 501,000,000 shares, par value $0.0001 per share, consisting of: 500,000,000 shares of common stock and 1,000,000 shares of preferred stock, all of which are currently undesignated. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $1,000,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. The preferred stock may also be exchangeable for or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

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Common Stock

As of December 15, 2025, there were 28,995,402 shares of common stock issued and outstanding. In addition, there were 63,213,672 shares of common stock issuable upon exercise of outstanding warrants, 37,717,312 shares of common stock issuable upon exercise of outstanding pre-funded warrants, 6,321,367 shares of common stock issuable upon exercise of outstanding strategic advisory warrants, and 1,935,000 shares of common stock issuable upon exercise of outstanding stock options.

Our charter provides that each holder of common stock shall have the right to one (1) vote per share of common stock held of record by such holder as of the applicable record date on all matters submitted to a vote at any meeting of stockholders. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Our common stock is listed on Nasdaq under the trading symbol “STSS” and our warrants are listed on Nasdaq under the trading symbol “STSSW.” The transfer agent and registrar for our common stock is VStock Transfer LLC.

Preferred Stock

As of December 15, 2025, we had zero shares of preferred stock designated. Pursuant to our charter, our undesignated shares of preferred stock are “blank check” preferred stock, which means that our board of directors are authorized, without further action by the stockholders, to establish one or more class or series, and fix the relative rights and preferences of our undesignated preferred stock.

In connection with any offering of undesignated preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

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●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we offer shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Nevada corporation law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, subscription rights, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, subscription rights, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreements, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrants and warrant agreements, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

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●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our securities, a prospectus supplement will be distributed to such holders on the record date set by us for receiving rights in the rights offering.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreements or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	The record date for determining the security holders entitled to rights;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price, if any;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price, if any, set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment, if any, and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreements, forms of the certificates of designation of the underlying preferred stock, forms of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

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Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture, which is a contract entered into between us and a trustee to be named therein. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the indentures or other agreements, if any. We may issue debt securities and incur indebtedness other than through the offering of debt securities pursuant to this prospectus. Convertible debt securities may not be issued under an indenture.

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The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

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●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

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●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

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The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation warrants, subscription rights or depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the types and terms of the securities being offered;

●	the name or names of the underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in a prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

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Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable for the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These may include commercial banking and investment banking transactions, among other services.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering or other short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of certain other securities offered by this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Sharps Technology, Inc. for the years ended December 31, 2024 and 2023 and the report of PKF O’Connor Davies, LLP are incorporated by reference in this registration statement. Such financial statements are incorporated by reference in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement, or to the exhibits to the reports or other documents incorporated by reference in this prospectus, for a copy of such contract, agreement or other document. We file annual, quarterly and periodic reports, proxy statements and other information with the SEC, using its EDGAR system. The SEC provides free public access, through its website, to items publicly filed in the EDGAR system, including our items. The address of the SEC’s website is http//www.sec.gov.

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We also maintain a website at www.sharpstechnology.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act). Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 27, 2025, and as amended on April 15, 2025);

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025), June 30, 2025 (filed on August 13, 2025) and September 30, 2025 (filed on November 14 2025);

3.	Our Definitive Proxy Statement filed with the SEC on July 28, 2025 (which was later amended on August 5, 2025) and September 23, 2025 (along with the additional material filed on October 3, 2025);

4.	Our Current Reports on Form 8-K filed on January 22, 2025, January 30, 2025, March 14, 2025, March 28, 2025, April 2,2025, April 3, 2025, April 4, 2025, April 14, 2025, April 18, 2025, April 30, 2025 (Items 5.03 and 9.01 only), May 7, 2025, July 3, 2025, July18, 2025, August 25, 2025, September 2, 2025, September 2, 2025, September 29, 2025, October 6, 2025, October 7, 2025, October 9, 2025, October 15, 2025 and December 23, 2025; and

5.	Our Registration Statement on Form 8-A filed with the Commission on April 12, 2022, in which there is described the terms, rights and provisions applicable to the shares of our Common Stock and public warrants, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and/or reports that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus is a part, and prior to the termination or completion of any applicable offering of securities under this prospectus or the filing of a post-effective amendment to such registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, or any corresponding information furnished under Item 9.01 or included as an exhibit, that we may from time to time furnish to the SEC, will be incorporated by reference in, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of the documents we incorporate by reference, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting our Secretary, c/o Sharps Technology Inc. at 105 Maxess Road, Melville, New York, 11747. Our telephone number is (631) 574-4436.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$153,100
Printing	*
Legal and accounting fees and expenses	*
Trustee fees and expenses	*
Warrant agent fees and expenses	*
Rights agent fees and expenses	*
Miscellaneous	*
Total	$153,100

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the la w and was material to the cause of action; and

●	Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

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Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

EXHIBIT INDEX

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement**
4.1	Form of Certificate of Designation of Preferred Stock**
4.2	Form of Stock Purchase Contract**
4.3	Form of Warrant Agreement and Form of Warrant Certificate**
4.4	Form of Subscription Rights Agreement and Form Subscription Rights Certificate**
4.5	Form of Indenture***
4.6	Form of Note**
4.7	Form of Debt Securities**
5.1	Opinion of Ellenoff Grossman & Schole LLP***
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1) ***
23.2	Consent of PKF O’Connor Davies, LLP, independent registered public accounting firm. *
24.1	Power of Attorney (included in the signature page of this Registration Statement)***
25.1	Statement of Eligibility of Trustee on Form T-1**+
101. INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema Document*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101)*
107***	Fee Table

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
***	Previously filed.
+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of December, 2025.

SHARPS TECHNOLOGY, INC.

By:	/s/ Paul K. Danner
Paul K. Danner
Executive Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Paul K. Danner	Executive Chairman	December 23, 2025
Paul K. Danner	(Principal Executive Officer)

/s/ Andrew Crescenzo	Chief Financial Officer	December 23, 2025
Andrew Crescenzo	(Principal Financial Officer)

*	Independent Director	December 23, 2025
Dr. Soren Bo Christiansen

*	Independent Director	December 23, 2025
Timothy J. Ruemler

*	Independent Director	December 23, 2025
Jason L. Monroe

*	Director	December 23, 2025
Yuwen (Alice) Zhang

*By:	/s/ Paul K. Danner
Paul K. Danner
Attorney-in-fact

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